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                                                                   EXHIBIT 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in this registration statement of
Genzyme Transgenics Corporation on Form S-8 to register 725,000 shares of
Common Stock under the 1993 Equity Incentive Plan of our report dated
February 26, 1996, except as to the information presented in Note 13, for which the date is March 28, 1996, on our audits of the consolidated financial statements of Genzyme Transgenics Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in this Annual Report on Form 10-K.



                                                /s/ Coopers & Lybrand L.L.P.
                                                ----------------------------
                                                Coopers & Lybrand L.L.P.


Boston, Massachusetts
May 23, 1996







































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